EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact for HomeTrust Bancshares, Inc.:	Dana L. Stonestreet
President and Chief Executive Officer
(828) 259-3939

Contact for Jefferson Bancshares, Inc.:	Anderson L. Smith
President and Chief Executive Officer
(423) 586-8421

HOMETRUST BANCSHARES, INC. AND JEFFERSON BANCSHARES, INC.
ANNOUNCE DISMISSAL OF MERGER-RELATED LITIGATION

Asheville, North Carolina and Morristown, Tennessee, May 22, 2014 — HomeTrust Bancshares, Inc. (Nasdaq: HTBI) and Jefferson Bancshares, Inc. (Nasdaq: JFBI) announced jointly today that the plaintiffs named in the previously filed complaint against Jefferson Bancshares, its Board of Directors and HomeTrust Bancshares in the Chancery Court for Hamblen County, Tennessee have filed a notice of voluntary dismissal that has resulted in the dismissal of all claims against the defendants without prejudice.  The dismissal became effective upon the issuance of a related order of voluntary dismissal by the Chancery Court on May 22, 2014.  The dismissal was not undertaken pursuant to any negotiated settlement with the plaintiffs, and the defendants have not paid or agreed to pay any amount to the plaintiffs or their counsel in connection with the dismissal.

"We are pleased that the plaintiffs' complaint has been dismissed and maintain our belief that the allegations in the complaint were without merit and unfairly questioned the motivations and diligence of the parties to the pending transaction,” stated Anderson L. Smith, the President and Chief Executive Officer of Jefferson Bancshares.  “We continue to remain focused on completing the steps necessary to consummate the merger and to build our combined franchise.”

Additional Information for Shareholders of Jefferson Bancshares

In connection with the proposed merger, HomeTrust Bancshares has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a proxy statement of Jefferson Bancshares and a prospectus of HomeTrust Bancshares, as well as other relevant documents concerning the proposed transaction. Jefferson Bancshares mailed the proxy statement/prospectus to its shareholders subsequent to the Registration Statement on Form S-4 being declared effective by the SEC. SHAREHOLDERS OF JEFFERSON BANCSHARES ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement/prospectus and other filings containing information about HomeTrust Bancshares and Jefferson Bancshares at the SEC’s website at www.sec.gov.

           Jefferson Bancshares and certain of its directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Jefferson Bancshares shareholders in connection with the proposed merger. Information regarding the directors and executive officers of Jefferson Bancshares and their ownership of Jefferson Bancshares common stock is set forth in the proxy statement/prospectus.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus. Free copies of this document may be obtained as described in the preceding paragraph.

           This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares is the holding company for HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. With $1.6 billion in assets as of March 31, 2014, the community-oriented financial institution offers traditional financial services within its local communities through its 21 full service offices in Western North Carolina, including the Asheville metropolitan area, the “Piedmont” region of North Carolina, and Greenville, South Carolina.

About Jefferson Bancshares, Inc.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a Tennessee-chartered savings bank headquartered in Morristown, Tennessee. Jefferson Federal Bank is a community oriented financial institution offering traditional financial services with offices in Hamblen, Knox, Washington and Sullivan Counties, Tennessee. Jefferson Bancshares stock is listed on the NASDAQ Global Market under the symbol “JFBI.” More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

Forward-Looking Statements

This news release contains certain forward-looking statements about the proposed merger of Jefferson Bancshares and HomeTrust Bancshares.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger and other risks and uncertainties disclosed from time to time in documents that Jefferson

Bancshares and HomeTrust Bancshares file with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, HomeTrust Bancshares and Jefferson Bancshares claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.